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                                                                     EXHIBIT 3.2

                                 AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                      OF
                             FISHER COMPANIES INC.

                                  ARTICLE II
                                  ----------
                                CAPITALIZATION
                                --------------

The number of shares of stock which the Corporation is authorized to issue is 12,000,000, all of which are one class of par value of $1.25 each, and all of which are common stock.

Approved by the Board of Directors on December 3, 1997.

Filed with the Washington Secretary of State on December 10, 1997.